Exhibit 99.1

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111

P.A.M. TRANSPORTATION SERVICES, INC.

ANNOUNCES RESULTS FOR THE SECOND QUARTER

ENDED JUNE 30, 2018

Tontitown, Arkansas, July 25, 2018......P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) today reported net income of $7,288,796, or diluted earnings per share of $1.17, for the quarter ended June 30, 2018, and net income of $8,676,104, or diluted earnings per share of $1.39, for the six-month period then ended. These results compare to net income of $1,608,799, or diluted earnings per share of $0.25, and net income of $3,891,963, or diluted earnings per share of $0.61, respectively, for the three and six months ended June 30, 2017. Excluding the impact of recognized gains or losses associated with the Company’s investments in marketable equity securities, the Company reported adjusted net income (a non-GAAP measure) of $7,027,638, or adjusted diluted earnings per share (a non-GAAP measure) of $1.13, for the quarter ended June 30, 2018, and adjusted net income of $9,313,946, or adjusted diluted earnings per share of $1.49, for the six-month period then ended. These results compare to adjusted net income of $1,400,604, or adjusted diluted earnings per share of $0.22, and adjusted net income of $2,587,022, or adjusted diluted earnings per share of $0.40, respectively, for the three and six months ended June 30, 2017.

Operating revenues increased 24.5% to $135,302,800 for the second quarter of 2018 compared to $108,645,798 for the second quarter of 2017. The increase in operating revenues includes an increase in fuel surcharge revenue from $15,548,705 for the second quarter of 2017 to $22,421,490 for the second quarter of 2018 as fuel prices were higher during the second quarter of 2018 compared to the second quarter of 2017. For the six months ended June 30, 2018, operating revenues increased 16.8% to $254,760,947 compared to $218,050,328 during the six months ended June 30, 2017. The increase in operating revenues includes an increase in fuel surcharge revenue from $31,350,520 for the first six months of 2017 to $42,775,813 for the first six months of 2018 as fuel prices were higher during the first six months of 2018 compared to the first six months of 2017.

Daniel H. Cushman, President of the Company, commented, “We have a lot to be happy and proud about when looking at our second quarter results. One of the things I always look at, and aspire to, is improving on our year-over-year results. But this year is different in that 2017 was not a very satisfying year in regards to our financial performance, so improving over 2017 results is not good enough. Coming off a year of lackluster results, we wanted to set our goals higher. We aspire to get back to the earnings level of 2015, which was a record earnings year for the Company. Our financial results in the second quarter of 2018 were significantly better than those of both the second quarter of 2017 and 2016 but fell short of the second quarter of 2015 financial results, which was our target level. However, one notable difference between the second quarter of 2018 and the second quarter of 2015 was that in 2015 we recognized almost $1.6 million more in pre-tax gains on the sales of our used equipment. This difference ended up being the primary difference between falling short of the targeted 2015 financial results and matching those results. Since 2015, we have slowed our level of equipment sales in order to allow for fleet growth and to avoid the stagnant, but improving, used equipment market. As such, we do not expect gains from equipment sales to be a major contributor to our 2018 financial results. With that said, in June of this year we did achieve record high operating income results, regardless of the level of equipment gains recognized.

“As mentioned in our previous earnings release, we expected that our financial results would get progressively better throughout 2018 due to the great successes we achieved in improving our rates during the latter half of 2017 and the first part of 2018. Those successes only addressed approximately 45% of our business as we honored committed rates through the expiration dates occurring later in 2018. A significant portion of our business fell into this category with rates that did not expire until June and July of this year. We continued to see rate improvement as we addressed these expiring rates, and as a result, our financial results became progressively better during each month of the second quarter.

“We will continue to address our rate structure throughout the remainder of 2018 as we strive to stay ahead of the curve when it comes to increased costs. While we remain diligent in our efforts to control costs, we are already experiencing attempts from our suppliers to obtain financial relief as a result of our improved results and when combined with other rising industry costs, such as driver pay, insurance, and equipment costs, it is paramount that we continue to have success in raising rates to stay ahead of these cost increases.

“Driver recruiting and retention costs will continue to rise as the competitiveness in the industry for qualified drivers has intensified to unprecedented levels. As a result, we implemented a significant driver pay increase at the end of 2017, which has had a significant impact on our financial results during 2018, and will continue to do so. While we believe that we offer a competitive pay and benefits package, desirable routes, favorable home time policies, and one of the newest truck fleets in the industry, we anticipate that market forces will continue to drive our total driver costs higher throughout the remainder of the year and for the foreseeable future. Our efforts have allowed us to increase our company manned truck count by 7% over the count at the end of the previous quarter.

“We have had tremendous success in growing our Mexico service offering and year-over-year second quarter revenue in that division has grown by almost 30%. Our Mexico Division continues to be one of our most profitable divisions, and we are extremely pleased with that division’s performance. Revenue for the second quarter in our Logistics Division has more than doubled when compared to the second quarter of last year. Our Logistics Division has now begun achieving our desired levels of growth and profitability, and we expect 2018 to be a banner year for that division. Due to capacity constraints in the market, we are also experiencing, and securing, more dedicated freight opportunities than experienced in the past. These dedicated business wins are great for us in terms of profitability and great for our driving professionals in terms of earnings and quality of life.

“We achieved another accomplishment of which we are very proud. We have recently been named the FedEx Ground ‘Carrier of the Year’. We very proudly recognize that we are viewed in the industry as an ‘automotive carrier’. That’s fine by us because we are, and we are great at it. We were named Chrysler’s ‘Carrier of the Year’ last year, but as we have been proving to shippers outside the automotive realm, we are so much more than just an automotive carrier. Automotive OEMs and Tier 1 suppliers are known for being extremely demanding in terms of their service expectations. We recognize and embrace those expectations. Our ability to succeed under such high levels of service expectations can translate very well to every type of shipper no matter whether they are an automotive, retail, manufacturing, or expedited customer. With the company being recognized as a premium service provider across industry segments, we are now, more than ever, seeking opportunities with shippers that demand the highest levels of service.

“During the remainder of the year, we expect to continue implementing our strategic growth plan which incorporates fleet growth of approximately 20%. Our fleet growth during the second quarter has been somewhat limited as some truck manufacturers experienced temporary delivery delays during the period. With deliveries now ramping up to full speed, we expect to be back on schedule soon. We have to, and will continue to, push our rates higher. We will continue to reward our drivers with a solid earnings opportunity. Our business mix is now comprised of over 50% dedicated or quasi-dedicated business, which we believe provides our driving professionals with some of the best, most consistent home time opportunities in the industry.”

Non-GAAP Financial Measures

In addition to our results under United States generally accepted accounting principles (GAAP), this press release also includes non-GAAP financial measures termed adjusted net income and adjusted diluted earnings per share. The Company defines adjusted net income and adjusted diluted earnings per share as GAAP net income and GAAP diluted earnings per share, respectively, excluding any amount recognized as gain or loss on transactions involving the Company’s investments in marketable equity securities. Management believes that reporting adjusted net income and adjusted diluted earnings per share more clearly reflects the Company’s current operating results and provides investors with a better understanding of the Company’s overall financial performance. In addition, the adjusted results, although not a financial measure under GAAP, facilitate the ability to analyze the Company’s financial results in relation to those of its competitors and to the Company’s prior financial performance by excluding items which otherwise would distort the comparison. However, because not all companies use identical calculations, the Company's presentation of adjusted results may not be comparable to similarly titled measures of other companies. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not purport to be alternatives to, and should be considered in addition to, and not as a substitute for or superior to, net income or diluted earnings per share as defined under GAAP.

Pursuant to the requirements of Regulation G, we have provided a tabular reconciliation of GAAP net income to adjusted net income and GAAP diluted earnings per share to adjusted diluted earnings per share in this press release.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenue, before fuel surcharge	$112,881,310	$93,097,093	$211,985,134	$186,699,808
Fuel surcharge	22,421,490	15,548,705	42,775,813	31,350,520
	135,302,800	108,645,798	254,760,947	218,050,328

Operating expenses and costs:
Salaries, wages and benefits	29,970,937	25,262,505	58,610,243	51,166,719
Operating supplies and expenses	23,505,674	19,410,185	46,176,260	39,642,257
Rent and purchased transportation	52,075,208	43,716,716	97,991,801	86,839,498
Depreciation	12,734,463	10,484,614	24,357,896	21,156,005
Insurance and claims	4,451,309	4,438,887	8,719,163	9,135,148
Other	3,067,107	2,304,033	5,647,595	4,420,635
Loss (gain) on disposition of equipment	(518,509)	130,443	(515,206)	129,814
Total operating expenses and costs	125,286,189	105,747,383	240,987,752	212,490,076

Operating income	10,016,611	2,898,415	13,773,195	5,560,252

Interest expense	(1,355,106)	(935,060)	(2,515,430)	(1,911,679)
Non-operating (loss) income	632,384	649,346	(246,823)	2,701,506

Income before income taxes	9,293,889	2,612,701	11,010,942	6,350,079
Income tax expense	2,005,093	1,003,902	2,334,838	2,458,116

Net income	$7,288,796	$1,608,799	$8,676,104	$3,891,963

Diluted earnings per share	$1.17	$0.25	$1.39	$0.61

Average shares outstanding – Diluted	6,228,727	6,430,005	6,257,320	6,412,346

	Quarter Ended June 30,		Six Months Ended June 30,
Truckload Operations	2018	2017	2018	2017

Total miles	57,182,671	58,721,872	112,748,569	118,846,481
Operating ratio (1)	90.26%	96.82%	93.16%	97.03%
Empty miles factor	6.08%	6.78%	6.25%	6.79%
Revenue per total mile, before fuel surcharge	$1.56	$1.39	$1.51	$1.39
Total loads	103,511	84,726	198,486	168,477
Revenue per truck per work day	$743	$674	$725	$677
Revenue per truck per week	$3,716	$3,370	$3,625	$3,385
Average company-driver trucks	1,324	1,219	1,279	1,250
Average owner operator trucks	550	673	550	650

Logistics Operations
Total revenue	$23,749,822	$11,440,763	$43,330,061	$22,125,344
Operating ratio	94.39%	97.38%	94.88%	96.99%

P.A.M. Transportation Services, Inc. and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Amounts Reconciliation of Net Income to Adjusted Net Income (unaudited)

	Quarter ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income (GAAP)	$7,288,796	$1,608,799	$8,676,104	$3,891,963

Adjustment to exclude (gain) loss recognized on marketable equity securities	(333,000)	(338,109)	809,492	(2,129,126)

Tax benefit (expense) of adjustment (2)	71,842	129,914	(171,650)	824,185

Adjusted net income (non-GAAP)	$7,027,638	$1,400,604	$9,313,946	$2,587,022

P.A.M. Transportation Services, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Amounts

Reconciliation of Diluted Earnings Per Share to

Adjusted Diluted Earnings Per Share

(unaudited)

	Quarter ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Diluted earnings per share (GAAP)	$1.17	$0.25	$1.39	$0.61

Adjustment to exclude (gain) loss recognized on marketable equity securities	(0.05)	(0.05)	0.13	(0.33)

Tax benefit (expense) of adjustment (2)	0.01	0.02	(0.03)	0.12

Adjusted diluted earnings per share (non-GAAP)	$1.13	$0.22	$1.49	$0.40

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1)

Operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

2)	The tax benefit is calculated using the effective tax rates for each respective period prior to any adjustments for non-GAAP amounts.